Exhibit 4.12

This TWELFTH SUPPLEMENTAL INDENTURE (this “Twelfth Supplemental Indenture”), dated as of August 22, 2019, among SEASPAN CORPORATION, a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (the “Company”), GC INTERMODAL II, LTD., GC INTERMODAL III, LTD., GC INTERMODAL XII, LTD. and GC INTERMODAL XIV, LTD., each a corporation duly organized and existing under the laws of the Republic of the Marshall Islands with limited liability (collectively, the “Guaranteeing Subsidiaries”), each of the subsidiaries listed on the signature pages hereto as “Guarantors” (collectively, the “Guarantors”) and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of October 10, 2017 (the “Base Indenture”), providing for the issuance by the Company from time to time of its Securities to be issued in one or more series, which Base Indenture was amended and supplemented by a ninth supplemental indenture, dated as of January 15, 2019 (the “Ninth Supplemental Indenture”), among the Company, the Guarantors and the Trustee, providing for the issuance of a series of Securities designated as its “5.50% Senior Notes due 2026”, in an aggregate principal amount of $250,000,000 (the “2026 Notes”);

WHEREAS, clause (12) of the second sentence of Section 7.01 of the Ninth Supplemental Indenture provides that the Company, the Guarantors and the Trustee may, without the consent of any Holder of the 2026 Notes, enter into indentures supplemental to the Indenture for the purpose of adding a Guarantor under the Indenture;

WHEREAS, Section 5.08(e) of the Ninth Supplemental Indenture provides that the Company shall cause the Guaranteeing Subsidiaries to execute a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall become a Guarantor under the Indenture and unconditionally guarantee the Indenture Obligations (as defined in the Ninth Supplemental Indenture);

WHEREAS, pursuant to Section 7.01 of the Ninth Supplemental Indenture, the Trustee, the Company, each Guaranteeing Subsidiary and the Guarantors are authorized to execute and deliver this Twelfth Supplemental Indenture to amend or supplement the Indenture as set forth herein; and

WHEREAS, all actions required to be taken by the Company, each Guaranteeing Subsidiary and each of the Guarantors under the Indenture to make this Twelfth Supplemental Indenture a valid, binding and legal agreement of the Company, each Guaranteeing Subsidiary and each of the Guarantors, have been done.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.01    Definitions.

(a)    The Base Indenture, as amended and supplemented by the Ninth Supplemental Indenture and this Twelfth Supplemental Indenture, is collectively referred to herein as the “Indenture.”

(b)    All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture.

Section 2.01    Application of this Twelfth Supplemental Indenture. Notwithstanding any other provision of this Twelfth Supplemental Indenture, the provisions of this Twelfth Supplemental Indenture expressly and solely relate to the Indenture with respect to the 2026 Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Indenture and shall not be deemed to amend, modify or supplement the Indenture for any purpose other than with respect to the 2026 Notes.

Section 3.01    Joinder to Indenture. Each Guaranteeing Subsidiary hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a “Guarantor” therein and if such party executed the Ninth Supplemental Indenture as a “Guarantor” on the date of the Ninth Supplemental Indenture.

Section 4.01    Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees, jointly and severally with all Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article IX of the Ninth Supplemental Indenture, and subject to the limitations therein.

Section 5.01    Governing Law. THIS TWELFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN THE STATE OF NEW YORK.

Section 6.01    Counterparts. This Twelfth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Counterparts may be executed either in original, facsimile or electronic (i.e., “pdf” or “tif”) form and the parties hereto adopt any signatures received by facsimile or electronic (i.e., “pdf” or “tif”) transmission as the original signature of such party. This Twelfth Supplemental Indenture shall become effective upon the execution hereof by each of the parties hereto.

Section 7.01    Headings. The Article and Section headings of this Twelfth Supplemental Indenture are for convenience only and shall not affect the construction hereof.

Section 8.01    Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company and the Guarantors and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Twelfth Supplemental Indenture, except that the Trustee represents that it is duly authorized under its corporate bylaws to execute and deliver this Twelfth Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Twelfth Supplemental Indenture to be duly executed as of the date first written above.

COMPANY SEASPAN CORPORATION

By:	/s/ Bing Chen
Name: Bing Chen
Title: President and Chief Executive Officer

Signature Page to Twelfth Supplemental Indenture

GUARANTEEING SUBSIDIARIES: GC INTERMODAL II, LTD.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

GC INTERMODAL III, LTD.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

GC INTERMODAL XII, LTD.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

GC INTERMODAL XIV, LTD.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Signature Page to Twelfth Supplemental Indenture

GUARANTORS: Seaspan Holding 140 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan 140 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan (Asia) Corporation

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Containership 2180 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Containership 2181 Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco I Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco II Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Signature Page to Twelfth Supplemental Indenture

Seaspan Holdco III Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Holdco IV Ltd.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

Seaspan Ship Management Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Crew Management Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Investment I Ltd.

By:	/s/ Ryan Courson
Name: Ryan Courson
Title: Chief Financial Officer

Seaspan Management Services Limited

By:	/s/ Bing Chen
Name: Bing Chen
Title: President

Seaspan Advisory Services Limited

By:	/s/ Bing Chen
Name: Bing Chen
Title: President

Seaspan Capital Ltd.

By:	/s/ Bing Chen
Name: Bing Chen
Title: Chief Executive Officer

Signature Page to Twelfth Supplemental Indenture

TRUSTEE: THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Teresa Wyszomierski
Name: Teresa Wyszomierski
Title: Vice President

Signature Page to Twelfth Supplemental Indenture